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                                                                     Exhibit 4.1


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON RESALE AND MAY NOT BE RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                              SERIES 2009B WARRANT

                            Smoky Market Foods, Inc.


                               Dated: May 29, 2009

1,852,500 Shares of Common Stock                             Warrant 2009B No. 1



         This certifies that 70 LIMITED LLC or its permitted transferee (such person or any such permitted transferee is sometimes herein called the "HOLDER") is entitled to purchase from Smoky Market Foods, Inc., a Nevada corporation (the "COMPANY"), at the price and during the period as hereinafter specified, up to 1,852,500 shares (the "SHARES") of common stock, $.001 par value of the Company (the "COMMON STOCK"), at a purchase price of $0.15 per share, subject to adjustment as described below (as so adjusted from time to time, the "EXERCISE PRICE"), at any time until the Expiration Date (as defined below).

1. EXERCISE. The rights represented by this Warrant (this "WARRANT") shall be exercisable at the Exercise Price, and during the periods as follows:

         (a) At any time and from time to time between the date hereof and May 29, 2014 (the "EXPIRATION DATE") inclusive, the Holder shall have the right to purchase all or any portion of the Shares at the Exercise Price.

         (b) After the Expiration Date, the Holder shall have no right to purchase all or any portion of the Shares hereunder.

2. PAYMENT FOR SHARES; ISSUANCE OF CERTIFICATES; NET EXERCISE.

         (a) The rights represented by the Warrant may be exercised at any time within the periods above specified, in whole or in part, by (i) the surrender of the Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) payment to the Company of the Exercise Price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. The Warrant shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date the Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for the Shares shall be issuable upon such exercise shall become the holder or holders of record of such Shares at that time and date. The Shares and the certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised.


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         (b) [THIS SECTION WILL BE INCLUDED, OR EXCLUDED, AT THE OPTION THE
HOLDER] Notwithstanding anything to the contrary contained in Section 2(a), the Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(a) or otherwise, to the extent that after giving effect to such issuance after exercise, the Holder (together with the Holder's affiliates) would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude (i) the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant or any other warrant or capital shares equivalents beneficially owned by the Holder or any of its affiliates and (B) payment by the Company in shares of Common Stock of the principal of, or interest on, any debentures held by the Holder or its affiliates, and (ii) dividends on any securities, or exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. (To the extent that the limitation contained in this Section 2(b) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder, together with any of its Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of such Holder, and the submission of a Notice of Exercise shall be deemed to be such Holder's determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder, together with any of its Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation.) To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(b), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (x) the Company's Form 10-K, Form 10-Q or any Form 8-K reporting the total number of outstanding shares of Common Stock, (y) a public announcement by the Company or (z) any other notice by the Company or the Company's Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two trading days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 2(b) may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of this Section 2(b) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

3. TRANSFER. (a) Any transfer of this Warrant shall be effected by the Holder by
(i) executing the form of assignment at the end hereof and (ii) surrendering the Warrant for cancellation at the office or agency of the Company referred to in
Section 2 hereof, accompanied by (y) a certificate (signed by an officer of the Holder, or other authorized representative reasonably satisfactory to the Company, if the Holder is an entity) stating that each transferee is a permitted transferee under this Section 3; and, if applicable, (z) an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the Shares or the Warrant, as the case may be, may be sold or otherwise transferred without registration under the Securities Act of 1933, as amended (the "ACT"). Upon any transfer of this Warrant or any part thereof in accordance with the first sentence of this Section 3(a), the Company shall issue, in the name or names specified by the Holder (including the Holder), a new Warrant or Warrants of like tenor (including all substantive provisions hereof) and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.


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         (b) Any attempted transfer of this Warrant or any part thereof in violation of this Section 3 shall be null and VOID AB INITIO.

         (c) This Warrant may not be exercised and neither this Warrant nor any of the Shares, nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for Shares issued upon exercise of this Warrant, unless at the time of exercise such Shares are acquired pursuant to a registration statement that has been declared effective under the Act and applicable blue sky laws, shall bear a legend substantially in the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. SMOKY MARKET FOODS, INC. MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT.

Any certificate for any Shares issued at any time in exchange or substitution for any certificate for any Shares bearing such legend (except a new certificate for any Shares issued after the acquisition of such Shares pursuant to a registration statement that has been declared effective under the Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Shares represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 3(c) shall be binding upon all subsequent holders of certificates for Shares bearing the above legend and all subsequent holders of this Warrant, if any.

4. SHARES TO BE FULLY PAID. The Company covenants and agrees that all Shares which may be purchased hereunder will, upon issuance and delivery against payment therefor of the requisite purchase price, be duly and validly issued, fully paid and nonassessable.

5. NO VOTING OR DIVIDEND RIGHTS. The Warrant shall not entitle the Holder to any voting rights or any other rights, including without limitation notice of meetings of other actions or receipt of dividends or other distributions, as a stockholder of the Company.

6. ADJUSTMENT OF EXERCISE PRICE. The Exercise Price in effect at the time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding Common Stock in Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding Common Stock of the Company are at any time changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares or other securities which, if this Warrant had been exercised by such Holder immediately prior to such date, the Holder would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization. For example, if the Company declares a 2 for 1 stock subdivision (forward split) and the Exercise Price hereof immediately prior to such event was $7.00 per Share and the number of Shares issuable upon exercise of this Warrant was 85,500, the adjusted Exercise Price immediately after such event would be $3.50 per Share and the adjusted number of Shares issuable upon exercise of this Warrant would be 171,000. Such adjustment shall be made successively whenever any event listed above shall occur.


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         (b) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Section 8, the Holder of the Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of the Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 8(a) above.

7. GOVERNING LAW. This Agreement shall be governed by and in accordance with the laws of the State of Nevada without regard to conflicts of laws principles thereof.

8. BINDING EFFECT ON SUCCESSORS. In case of any consolidation of the Company with, or merger of the Company into, any other entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time prior to the Expiration Date, then as a condition of such consolidation, merger or sale or conveyance, the Company shall give written notice of consolidation, merger, sale or conveyance to the Holder and, from and after the effective date of such consolidation, merger, sale or conveyance the Warrant shall represent only the right to receive the consideration that would have been issuable in respect of the Shares underlying the Warrant in such consolidation, merger, sale or conveyance had the Warrant been exercised in full immediately prior to such effective time and the Holder shall have no further rights under this Warrant other than the right to receive such consideration.

9. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

10. LOST WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

11. HEADINGS. The headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

12. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         IN WITNESS WHEREOF, the Company has caused this Series 2009B Warrant to be signed by its duly authorized officers under its corporate seal.



                                    SMOKY MARKET FOODS, INC.


                                    By: /s/ Edward Feintech
                                        ----------------------------------------
                                        Edward Feintech, Chief Executive Officer